Exhibit 99.1



[GRAPHIC OMITTED]              [GRAPHIC OMITTED]               [GRAPHIC OMITTED]


RELEASE

Contact:


Greg Wood                 Patrick Nguyen              Jenni Moyer                    David Grabert
Chief Financial Officer   EVP Corporate Development   Comcast Corporation            Cox Communications
Liberate Technologies     Liberate Technologies       Corporate Communications       Director of Media Relations
(650) 645-4003            (650) 645-4004              (215) 851--3311                (404) 269-7054
gwood@liberate.com        pnguyen@liberate.com        jenni_moyer@comcast.com        David.Grabert@cox.com


          DOUBLE C TECHNOLOGIES, A JOINT VENTURE OF COMCAST AND COX,
           COMPLETES PURCHASE OF LIBERATE'S NORTH AMERICAN BUSINESS

SAN MATEO, Calif., April 7, 2005 -- Liberate Technologies (Pink Sheets: LBRT) and Double C Technologies, LLC, a joint venture majority owned and controlled by Comcast Corporation (Nasdaq: CMCSA, CMCSK) with a minority investment by Cox Communications, Inc., today announced the completion of the previously announced purchase by Double C of substantially all of the North American assets of Liberate. Liberate received cash consideration of approximately $82 million.

Double C will continue the operation located in London, Ontario, Canada and is continuing employment for approximately 130 employees. Double C will build upon the software platform that was acquired to provide a flexible platform for adding new digital cable products and applications. This flexibility is of particular importance to Comcast and Cox as digital cable products continue to evolve and interactive features become more widespread. Double C will operate under the business name TVWorks.

As a result of the closing of the transaction, the special dividend in the amount of $2.10 per share of Liberate common stock previously declared by the Board of Directors of Liberate on March 25, 2005 is now payable to stockholders of record as of April 4, 2005. In accordance with the NASD rules, the ex-dividend date will be April 11, 2005.

About Liberate Technologies

Liberate Technologies is a leading provider of software for digital cable systems. Based on industry standards, Liberate's software enables cable operators to run multiple services -- including high-definition television, video on demand, and personal video recorders -- on multiple platforms.

Liberate and the Liberate design are registered trademarks of Liberate Technologies. Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (http://www.comcast.com) is the nation's leading provider of cable, entertainment and communications products and services. With 21.5 million cable customers and 7 million high-speed Internet customers, Comcast is principally involved in the development, management and operation of broadband cable networks and in the delivery of programming content.

Comcast's content networks and investments include E! Entertainment Television, Style Network, The Golf Channel, Outdoor Life Network, G4, AZN Television, TV One and four Comcast SportsNets. Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

About Cox Communications, Inc.

Cox Communications, Inc. (http://www.cox.com) is a multi-service broadband communications company with approximately 6.6 million total customers, including approximately 6.3 million basic cable subscribers. The nation's third-largest cable television provider, Cox offers analog cable television under the Cox Cable brand as well as digital video service under the Cox Digital Cable brand. Cox provides an array of other communications and entertainment services including local and long-distance telephone under the Cox Digital Telephone brand, high-speed Internet service under the Cox High Speed Internet brand, video on demand programming under the Entertainment on Demand brand, digital video recorders, high-definition television and home networking. Commercial voice and data services are offered via Cox Business Services. Local cable advertising, promotional opportunities and production services are sold under the Cox Media brand. Cox is an investor in programming services including Discovery Communications Inc. Cox Communications is a wholly-owned subsidiary of Cox Enterprises Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Those statements above that involve expectations or intentions are forward-looking statements, within the meaning of the U.S. securities laws, that involve risks and uncertainties and are not guarantees of future performance. You are cautioned that these statements are only predictions, and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to the risks outlined in the companies' respective filings with the Securities and Exchange Commission. All forward-looking statements are only as of the date they are made and each company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      ###